Exhibit 23.1

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Ten Industrial Way East, Suite 2, Eatontown, NJ 07724 (732) 544-8111
Fax (732) 544-8788 E-mail: tax@wgpc.net

                                                                Wiener, Goodman
                                                                & Company, P.C.
                                                                ===============
                                                                Certified Public
                                                                  Accountants
                                                                 & Consultants

Memberships
  SEC Practice Section of AICPA                                 Joel Wiener, CPA
  PCPS of AICPA                                              Gerald Goodman, CPA
  American Institute of CPA
  New Jersey Society of CPA


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Emerging Market Holdings, Inc.

We hereby consent to the incorporation by reference, to the Registration Statement on Form SB-2 of Emerging Market Holdings, Inc, of our report dated December 5, 2005, relating to the financial statements of Emerging Market Holdings, Inc. (a development stage company) for the period October 11, 2005 (date of formation) through October 31, 2005, and to the use of our name as it appears under the caption "Experts."

/s/ Weiner, Goodman & Company, P.C.
Wiener, Goodman & Company, P.C.
Certified Public Accountants

January 5, 2006